UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2025

SYLVAMO CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-40718

Delaware	86-2596371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6077 Primacy Parkway, Memphis, Tennessee	38119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 519-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	SLVM	New York Stock Exchange
Preferred Stock Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed by Sylvamo Corporation (“Sylvamo”) on April 16, 2025 (the “Original 8-K”), Jean-Michel Ribiéras, Sylvamo’s Chief Executive Officer and Chairman of its board of directors (the “Board”), announced his retirement effective December 31, 2025, and the Board appointed John V. Sims as Senior Vice President and Chief Operating Officer and, effective January 1, 2026, Chief Executive Officer and President.

Sylvamo is filing this Current Report on Form 8-K/A to amend the Original 8-K to report additional information.

Resignation from Board

On December 15, 2025, Jean-Michel Ribiéras notified the Board’s Nominating and Corporate Governance Committee of his decision to resign as a director and Chairman of the Board, effective December 31, 2025, in connection with his retirement.

Management and Board Appointments

On December 16, 2025, as recommended by the Board’s Nominating and Corporate Governance Committee, the Board made the appointments described below.

John V. Sims appointed to the Board effective January 1, 2026

The Board appointed John V. Sims a director, for a term commencing January 1, 2026, and expiring at Sylvamo’s annual meeting of shareowners in May 2026. He will be nominated by the Board for re-election at the May 2026 meeting. Mr. Sims will not serve on any of the Board’s standing committees.

With the appointment of Mr. Sims to the Board, as of January 1, 2026, the Board will consist of 7 members, 6 of whom are independent.

David Petratis appointed Chairman of the Board effective January 1, 2026

On December 16, 2025, as recommended by the Board’s Nominating and Corporate Governance Committee, the Board appointed David Petratis the Chairman of the Board, effective January 1, 2026. Mr. Petratis, whom the Board has determined to be an independent director, currently serves as the Board’s Lead Independent Director and chair of its Nominating and Corporate Governance Committee. His service as Lead Independent Director will cease on January 1, 2026, and the position of Lead Independent Director will not be filled. The Board determined it to be unnecessary to have both a Lead Independent Director and a Chairman of the Board who is an independent director. Mr. Petratis will continue to serve as chair of the Nominating and Corporate Governance Committee.

Compensation Adjustments

On December 16, 2025, in connection with the appointments noted above, the Board approved compensation adjustments for Mr. Sims and Mr. Petratis, effective in 2026 as noted below.

John V. Sims

To reflect his appointment as Chief Executive Officer and President, Mr. Sims’s compensation for 2026 will increase. Mr. Sims will not receive any additional compensation for his service as a member of the Board.

Base Salary

Mr. Sims’s annual base salary in 2026 will be $1,050,000. The increase will be effective January 1, 2026.

2026 Annual Incentive Plan Award

Mr. Sims will participate in Sylvamo’s 2026 Annual Incentive Plan (the “2026 AIP”), with a target award amount of 125% of base salary.

The Management Development and Compensation Committee is expected to approve the 2026 AIP, including its performance metrics and other terms and conditions, in February 2026. The amount of the award paid, if any, to Mr. Sims under the 2026 AIP will be based upon the level of achievement of the 2026 AIP performance metrics and subject to such other terms and conditions as will be set forth in the 2026 AIP. A copy of the 2026 AIP will be filed with the Securities and Exchange Commission (the “SEC”) after the 2026 AIP is approved by the Management Development and Compensation Committee.

2026 Long-Term Incentive Plan Award

Mr. Sims will receive an award under Sylvamo’s 2026 Long-Term Incentive Plan (the “2026 LTIP”), consisting of time-based and performance-based restricted stock units (the “RSUs”) with an aggregate target value of $4,750,000. He will receive the award in the first quarter of 2026 when awards are granted under the 2026 LTIP to eligible plan participants generally.

The 2026 LTIP award to Mr. Sims will be subject to the terms and conditions applicable to participants in the 2026 LTIP, to be set forth in the 2026 LTIP and form of award agreement. Time-based RSUs are expected to vest in three equal installments, commencing the first anniversary of the grant date and over a three-year service period, subject to forfeiture and transfer restrictions. Performance-based RSUs are expected to vest after a three-year performance period and following the achievement of pre-established performance criteria. A copy of the 2026 LTIP and form of award agreement will be filed with the SEC after the 2026 LTIP is approved by the Management Development and Compensation Committee. The 2026 LTIP will be implemented under Sylvamo’s 2021 Incentive Compensation Plan. The 2021 Incentive Compensation Plan is filed as Exhibit 10.1 to Sylvamo’s Registration Statement on Form S-8 filed with the SEC on September 28, 2021.

Participation in Other Company Plans

Mr. Sims will continue to participate in the same health, welfare and retirement programs available to eligible salaried U.S. employees and Sylvamo’s 2021 Executive Severance Plan, which provides severance payments and benefits to all U.S.-based executive officers in the event of a termination of employment under certain scenarios. A copy of the 2021 Executive Severance Plan is filed as Exhibit 10.22 to Sylvamo’s Annual Report on Form 10-K filed with the SEC on February 22, 2023.

David Petratis

For service as Chairman of the Board, the annual retainer is $130,000. Mr. Petratis will receive a pro-rated amount of the retainer, for his partial year of service as Chairman from January 1, 2026 through the Company’s annual meeting of shareowners in May 2026, in addition to the annual retainers that he receives for serving as a director ($250,000) and as Chair of the Nominating and Corporate Governance Committee ($15,000).

Under Sylvamo’s director compensation program, Mr. Petratis has the option to accept the retainer for serving as Chairman of the Board in cash or deferred stock units (“DSUs”). He has elected to receive the retainer as DSUs. The grant date of the DSUs will be on or about January 1, 2026. The number of DSUs will be based on the per share closing price of Sylvamo’s common stock on the day immediately prior to the grant date. The DSUs will vest one-for-one in Sylvamo common stock on the tenth year anniversary of the grant date. Vesting will be subject to the terms and conditions set forth in Sylvamo’s Restricted Stock and Deferred Compensation Plan for Non-Employee Directors, which is Exhibit 10.24 to Sylvamo’s Registration Statement on Form 10 filed with the SEC on August 9, 2021.

Other Information

Neither the appointment of Mr. Petratis as Chairman of the Board, nor the appointment of Mr. Sims as Chief Executive Officer and President and a director of the Company, were pursuant to any agreement or understanding between either of them and any other person. There are no related party transactions between Sylvamo and Mr. Petratis, or between Sylvamo and Mr. Sims, that would require disclosure under Item 404(a) of Regulation S-K, and neither Mr. Petratis nor Mr. Sims has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

All other information in the Original 8-K remains unchanged.

Item 7.01	Regulation FD.

On December 17, 2025, Sylvamo issued a press release announcing the resignation and appointments disclosed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2025	Sylvamo Corporation

	By:	/s/ Matthew Barron
Name: Matthew Barron
Title: Senior Vice President and Chief Administrative and Legal Officer